EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Fourth Quarter and the Fiscal Year Ended June 30, 2011

SUNNYVALE, Calif., Aug. 10, 2011 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), a designer, developer and global supplier of a broad range of power semiconductors, today reported financial results that are prepared in accordance with U.S. GAAP for the fiscal fourth quarter and the fiscal year ended June 30, 2011.

The results for the fiscal fourth quarter ended June 30, 2011 are as follows:

  Revenue was $96.8 million, a sequential increase of 6.3% from $91.1 million for the prior quarter, and an increase of 13.3% from $85.5 million for the same quarter in the prior fiscal year.

  Gross margin was 30.4%, compared to 31.2% for the prior quarter and 27.2% for the same quarter in the prior fiscal year.

  Operating expenses were $19.2 million, compared to $17.1 million for the prior quarter and $14.4 million for the same quarter in the prior fiscal year.

  *  Non-GAAP operating expenses were $16.8 million, compared to $15.5 million for the prior quarter and $13.2 million for the same quarter in the prior fiscal year. Non-GAAP operating expenses excluded share-based compensation expense of $1.8 million, $1.3 million and $1.2 million for this quarter, the prior quarter and the same quarter in the prior fiscal year, respectively. In addition, non-GAAP operating expenses excluded U.S. GAAP conversion costs of $0.6 million and $0.4 million for this quarter and the prior quarter, respectively.

  Operating income was $10.2 million, compared to $11.3 million for the prior quarter and $8.9 million for the same quarter in the prior fiscal year.

  *  Non-GAAP operating income was $12.8 million, compared to $13.1 million for the prior quarter and $10.2 million for the same quarter in the prior fiscal year. Non-GAAP operating income excluded share-based compensation expense of $2.0 million, $1.4 million and $1.3 million for this quarter, the prior quarter and the same quarter in the prior fiscal year, respectively. In addition, non-GAAP operating income excluded U.S. GAAP conversion costs of $0.6 million and $0.4 million for this quarter and the prior quarter, respectively.

  Net income was $9.7 million, or $0.37 per diluted share, compared to $10.7 million, or $0.41 per diluted share, for the prior quarter and $9.7 million, or $0.40 per diluted share, for the same quarter in the prior fiscal year.

  *  Non-GAAP net income, excluding share-based compensation expense and U.S. GAAP conversion costs, was $12.3 million, or $0.47 per diluted share, compared to $12.5 million, or $0.48 per diluted share, for the prior quarter and $11.0 million, or $0.46 per diluted share, for the same quarter in the prior fiscal year.

The results for the fiscal year ended June 30, 2011 are as follows:

  Revenue was $361.3 million, an increase of 19.7% from $301.8 million for fiscal year 2010.

  Gross margin was 29.1%, compared to 26.6% for fiscal year 2010.

  Operating expenses were $67.4 million, compared to $47.3 million for fiscal year 2010.

  *  Non-GAAP operating expenses were $60.9 million, compared to $44.0 million for fiscal year 2010. Non-GAAP operating expenses excluded share-based compensation expense of $5.5 million and $3.2 million for fiscal years 2011 and 2010, respectively. In addition, non-GAAP operating expenses excluded $1.0 million U.S. GAAP conversion costs for fiscal year 2011.

  Operating income was $37.8 million, compared to $32.9 million for fiscal year 2010.

  *  Non-GAAP operating income was $45.0 million, compared to $36.5 million for fiscal year 2010. Non-GAAP operating income excluded share-based compensation expense of $6.2 million and $3.6 million for fiscal years 2011 and 2010, respectively. In addition, non-GAAP operating expenses excluded $1.0 million U.S. GAAP conversion costs for fiscal year 2011.

  Net income was $37.8 million, or $1.51 per diluted share, compared to $37.8 million, or $1.78 per diluted share, for fiscal year 2010.

  *  Non-GAAP net income, excluding share-based compensation expense and U.S. GAAP conversion costs, was $44.1 million, or $1.77 per diluted share, for fiscal year 2011 as compared to $41.4 million, or $1.95 per diluted share, for fiscal year 2010.

Reconciliation of non-GAAP financial measures to the U.S. GAAP amounts are set forth in the attached schedules.

"We are pleased that our revenue continued to grow at above industry rate at approximately 20% year over year. During fiscal year 2011, we introduced 196 new products and expanded our technology platforms to cover high-voltage and medium-voltage applications. We believe that our consistent investment in research and development has allowed us to introduce new products and expand our serviceable available markets, or SAM, as well as further penetration into our existing markets served," said Dr. Mike Chang, Chief Executive Officer and Chairman of AOS. "In June 2011, we saw demand weakened in our core computing and consumer markets, and the market softness continued into July, with uncertain outlook in August and September. We believe that this is mostly due to poorer global economic condition and the resulting inventory adjustment in the computing and consumer supply chain. We exited the June quarter with distributor inventory at slightly above 2 months, and we intend to maintain a target level of 2 to 3 months in the next quarter. In addition, we are taking actions to control our spending in the September quarter and beyond to be more in line with our current revenue expectation."

Fiscal Q1, 2012 Business Outlook

The following statements are based upon management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $83 million and $87 million.
  Gross margin is expected to be between 26% and 28%.
  Operating expenses are expected to decrease by approximately $1.2 million to $1.5 million sequentially.
  Operating income is expected to be in the range of 5% to 7%. Non-GAAP operating income is expected to be in the range of 7% to 9%.

Revenue is expected to decline sequentially in the next quarter due mostly to softness in the economy and the resulting inventory adjustment in the computing and consumer supply chain. We currently expect this phenomenon to last for approximately one quarter. Due to the lower revenue level, gross margin is expected to decrease mostly due to lower factory utilization. Accordingly, we are taking proactive steps to control spending during this period, and we expect our operating expenses to decrease by approximately $1.2 million to $1.5 million sequentially.

Conversion from IFRS to U.S. GAAP

As disclosed previously, we are required to report our financial statements under U.S. GAAP and file our annual report for the fiscal year ended June 30, 2011 on a Form 10-K, as well as to comply with additional SEC reporting obligations as a U.S. issuer beginning on July 1, 2011. Accordingly, we have converted our financial statements under International Financial Reporting Standards ("IFRS") to U.S. GAAP financial statements. All financial numbers reported in this release, including comparative prior quarters' and prior year's numbers are based on U.S. GAAP. Areas of significant differences between IFRS and U.S. GAAP applicable to us included inventory reserves, share-based compensation expense, income taxes and investment in APM under the equity method of accounting. On an aggregate basis, the conversion did not have a significant impact on our results of operations for fiscal year 2010 as previously reported under IFRS. Comparison of IFRS and U.S. GAAP amounts is attached at the end of this release.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2011 today, August 10, 2011 at 2:00 p.m. PDT / 5:00 p.m. EDT. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, projected amount of revenues, gross margin, and operating income, expectation with respect to demand softness and our revenue growth, and other statements under the section entitled "Business Outlook." Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, our ability to identify and consummate strategic transactions; the state of semiconductor industry and seasonality of our markets, and other risks as described in our SEC filings. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with the U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP operating expenses, operating income, net income and earnings per share. These supplemental measures exclude share-based compensation expenses that are non-cash charges, a one-time gain on equity interest arising from our APM acquisition and costs incurred for our U.S. GAAP conversion. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the term used in this press release, non-GAAP net income, does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET and Power IC products. AOS seeks to differentiate itself by integrating its expertise in device physics, process technology, design and advanced packaging to optimize product performance and cost, and its product portfolio is designed to meet the ever increasing power efficiency requirements in high volume applications, including portable computers, smart phones, flat panel TVs, battery packs, portable media players, UPS, motor control and power supplies. For more information, please visit http://www.aosmd.com. For investor relations, please contact Hao Guan at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Consolidated Balance Sheets
U.S. GAAP
(in thousands)
(unaudited)
	June 30,	June 30,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$ 86,708	$ 119,001
Restricted cash	54	707
Accounts receivable, net	42,503	30,759
Inventories	65,251	27,800
Deferred tax assets	1,773	753
Other current assets	5,056	3,051
Total current assets	201,345	182,071

Investment in APM	--	26,069
Property and equipment, net	127,839	47,367
Intangible assets, net	1,599	616
Deferred tax assets	9,048	2,075
Other long-term assets	7,607	458
Total assets	$ 347,438	$ 258,656

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Borrowings	$ --	$ 3,680
Accounts payable	64,678	37,930
Accounts payable to APM	--	10,100
Income taxes payable	2,377	1,098
Accrued expenses and other current liabilities	15,924	12,081
Total current liabilities	82,979	64,889

Taxes payable - long term	3,081	3,189
Other long term liabilities	1,128	1,132
Total liabilities	87,188	69,210

Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; Issued and outstanding: none at June 30, 2011 and 2010	--	--
Common shares, par value $0.002 per share:
Authorized: 50,000 shares; Issued and outstanding: 24,612 shares and 24,562 shares at June 30, 2011
and 22,101 shares and 22,101 shares at June 30, 2010	49	44
Treasury shares, at cost; 50 shares at June 30, 2011 and none at June 30, 2010	(693)	--
Additional paid-in capital	153,004	119,674
Deferred share-based compensation	--	(22)
Accumulated other comprehensive income	934	621
Retained earnings	106,956	69,129
Total shareholders' equity	260,250	189,446
Total liabilities and shareholders' equity	$ 347,438	$ 258,656

Alpha and Omega Semiconductor Limited
Consolidated Statements of Income
U.S. GAAP
(in thousands, except per share amounts)
(unaudited)	Three Months Ended			Fiscal Year Ended
	June 30,	March 31,	June 30,	June 30,
	2011	2011	2010	2011	2010

Revenue	$ 96,835	$ 91,074	$ 85,469	$ 361,308	$ 301,840
Cost of goods sold	67,396	62,633	62,234	256,087	221,649
Gross profit	29,439	28,441	23,235	105,221	80,191
Gross margin	30.4%	31.2%	27.2%	29.1%	26.6%

Operating expenses:
Research and development	9,021	7,580	5,886	29,470	20,943
Selling, general and administrative	10,177	9,523	8,493	37,937	26,323
Total operating expenses	19,198	17,103	14,379	67,407	47,266

Operating income	10,241	11,338	8,856	37,814	32,925

Interest income (expenses), net	64	(19)	(18)	17	(150)
Income (loss) on equity investment in APM	--	--	1,443	1,768	6,546
Gain on equity interest	--	--	--	837	--
Income before income taxes	10,305	11,319	10,281	40,436	39,321

Income tax expenses	623	665	599	2,609	1,497

Net income	$ 9,682	$ 10,654	$ 9,682	$ 37,827	$ 37,824

Net income attributable to common shareholders
Basic	$ 9,682	$ 10,654	$ 9,337	$ 37,827	$ 34,371
Diluted	$ 9,682	$ 10,654	$ 9,682	$ 37,827	$ 37,824

Net income per share attributable to common shareholders
Basic per share	$ 0.39	$ 0.44	$ 0.50	$ 1.61	$ 3.24
Diluted per share	$ 0.37	$ 0.41	$ 0.40	$ 1.51	$ 1.78

Weighted-average number of shares used in computing net income per share attributable to common shareholders
Basic shares	24,514	24,372	18,526	23,495	10,594
Diluted shares	25,984	25,892	24,129	24,989	21,192

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Expenses to non-GAAP Operating Expenses
(in thousands)
(unaudited)
	Three Months Ended			Fiscal Year Ended
	June 30,	March 31,	June 30,	June 30,
	2011	2011	2010	2011	2010

U.S. GAAP operating expenses	$ 19,198	$ 17,103	$ 14,379	$ 67,407	$ 47,266

Share-based compensation included in operating expenses:
Research and development	606	391	292	1,716	905
Selling, general and administrative	1,209	863	935	3,829	2,337
	1,815	1,254	1,227	5,545	3,242

U.S. GAAP conversion costs included in Selling, general and administrative	621	360	--	981	--
Non-GAAP operating expenses	$ 16,762	$ 15,489	$ 13,152	$ 60,881	$ 44,024

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income to non-GAAP Operating Income
(in thousands)
(unaudited)
	Three Months Ended			Fiscal Year Ended
	June 30,	March 31,	June 30,	June 30,
	2011	2011	2010	2011	2010

U.S. GAAP operating income	$ 10,241	$ 11,338	$ 8,856	$ 37,814	$ 32,925

Share-based compensation:
Cost of goods sold	143	190	102	629	317
Research and development	606	391	292	1,716	905
Selling, general and administrative	1,209	863	935	3,829	2,337
Total share-based compensation	1,958	1,444	1,329	6,174	3,559

U.S. GAAP conversion costs included in Selling, general and administrative	621	360	--	981	--
Non-GAAP operating income	$ 12,820	$ 13,142	$ 10,185	$ 44,969	$ 36,484

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income to non-GAAP Net Income
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended			Fiscal Year Ended
	June 30,	March 31,	June 30,	June 30,
	2011	2011	2010	2011	2010

U.S. GAAP net income	$ 9,682	$ 10,654	$ 9,682	$ 37,827	$ 37,824

Share-based compensation:
Cost of goods sold	143	190	102	629	317
Research and development	606	391	292	1,716	905
Selling, general and administrative	1,209	863	935	3,829	2,337
Total share-based compensation	1,958	1,444	1,329	6,174	3,559

Gain on equity interest	--	--	--	(837)	--
U.S. GAAP conversion costs included in Selling, general and administrative	621	360	--	981	--
Non-GAAP net income	$ 12,261	$ 12,458	$ 11,011	$ 44,145	$ 41,383

Non-GAAP diluted EPS	$ 0.47	$ 0.48	$ 0.46	$ 1.77	$ 1.95

Weighted-average number of shares used in computing non-GAAP earnings per share
Diluted shares	25,984	25,892	24,129	24,989	21,192

Alpha and Omega Semiconductor Limited
Comparison of IFRS and U.S. GAAP
(in thousands)
(unaudited)
	Three Months Ended			Fiscal Year Ended
	June 30,	March 31,	June 30,	June 30,
	2011	2011	2010	2011	2010

Net income, previously reported under IFRS	N/A	$ 10,023	$ 8,945	N/A	$ 37,591

GAAP differences	N/A	$ 631	$ 737	N/A	$ 233

Net income, U.S. GAAP	$ 9,682	$ 10,654	$ 9,682	$ 37,827	$ 37,824
CONTACT: Hao Guan
         hguan@aosmd.com
         (408) 830-9742